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                                                                    Exhibit 10.1






                            STOCK PURCHASE AGREEMENT

                          dated as of December 31, 1999

                                 by and between

                               Richard M. Bradbury

                                       and

                        International Realty Group, Inc.

                           with respect to all of the

                          outstanding capital stock of

                       Appraisal Group International, Inc.











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                            STOCK PURCHASE AGREEMENT



                  This STOCK PURCHASE AGREEMENT, dated as of December 31, 1999 (this "AGREEMENT"), is made and entered into by and between Richard M. Bradbury, an individual resident of the State of Florida ("PURCHASER"), and International Realty Group, Inc., a Delaware corporation ("SELLER"). Capitalized terms not specifically defined in this Agreement have the meanings set forth in SECTION 11.01(a).

                  WHEREAS, Seller owns One Hundred (100) shares of common stock, par value One Dollar ($1.00) per share ("AGII COMMON STOCK"), of Appraisal Group International, Inc., a Florida corporation (the "COMPANY"), constituting all of the issued and outstanding shares of capital stock of the Company (the "AGII SHARES"); and

                  WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the AGII Shares on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                           SALE OF SHARES AND CLOSING

                  1.01 PURCHASE AND SALE. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest in and to the AGII Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

                  1.02 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") for the AGII Shares shall consist of:

                  (a) Eight Hundred Thousand (800,000) shares of Seller's common stock, par value $0.001 per share ("IRG COMMON STOCK"), owned by Purchaser (the "INITIAL SHARES"); and

                  (b) Four Hundred Thousand (400,000) shares of Seller's IRG Common Stock owned by Purchaser (the "ESCROW SHARES"), subject to adjustment in accordance with SECTION 1.04.

                  1.03 CLOSING. The closing of the sale and purchase of the AGII Shares under this Agreement (the "CLOSING") will take place at the offices of Baker & McKenzie, 101 West Broadway, Twelfth Floor, San Diego, CA 92101, at 10:00 A.M. local time on February 24, 2000, or at such other place or time as may be mutually agreed upon by Purchaser and Seller (the "CLOSING DATE"). At the
Closing:

                  (a) Seller will assign and transfer to Purchaser good and valid title in and to the AGII Shares, free and clear of all Liens, by delivering to Purchaser a certificate or certificates


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representing the AGII Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank;

                  (b) Purchaser will assign and transfer to Seller good and valid title in and to the Initial Shares, free and clear of all Liens, and will issue irrevocable transfer instructions, in form and substance satisfactory to Seller and its counsel, to Purchaser's broker or Seller's transfer agent, and any subsequent transfer agent, to effect the transfer of the Initial Shares to Seller;

                  (c) Purchaser will deposit the Escrow Shares with American Securities Transfer & Trust, Inc. as escrow agent (the "ESCROW AGENT"), under an escrow agreement to be executed and delivered by Seller, Purchaser and the Escrow Agent on the Closing Date (the "ESCROW AGREEMENT"), in the form attached hereto as EXHIBIT A; and

                  (d) Seller and Purchaser shall execute and deliver the respective certificates set forth in ARTICLES VI and VII.

                  1.04 ESCROW. The Escrow Agent shall release to Seller the Escrow Shares on the third anniversary of the Closing Date (the "ESCROW TERMINATION DATE"), pursuant to the terms and conditions of the Escrow Agreement; PROVIDED, HOWEVER, that, if, at any time between the Closing Date and the Escrow Termination Date, the Fair Market Value of the IRG Common Stock exceeds $0.50 per share (such amount per share to be adjusted proportionately for any stock split, combination or similar event), then Purchaser shall have the right, but not the obligation, to adjust the number of the Escrow Shares deliverable to Seller under SECTION 1.02(b) in accordance with the adjustment procedure set forth in Section 2 of the Escrow Agreement.

                  1.05 ADDITIONAL AGREEMENTS. Concurrently herewith: (i) Purchaser and Seller will execute and deliver the separation and general release agreement in the form attached hereto as EXHIBIT B (the "SEPARATION AGREEMENT," and, collectively with the Escrow Agreement, the "OPERATIVE AGREEMENTS"); and
(ii) Purchaser will execute and deliver the resignation letter (the "DIRECTOR RESIGNATION LETTER") with respect to Purchaser's resignation as a member of Seller's Board of Directors, in the form attached hereto as EXHIBIT C.



                                   ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Purchaser as follows:

                  2.01 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer the AGII Shares pursuant to this Agreement.


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                  2.02 AUTHORITY. The execution and delivery by Seller of this
Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller, and no other corporate action on the part of Seller or its stockholders is necessary. This Agreement and the Operative Agreements to which it is a party have been duly and validly executed and delivered by Seller and, upon the due and valid execution and delivery by Purchaser of this Agreement and such Operative Agreements to which it is a party, this Agreement and such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

                  2.03 NO CONFLICTS. The execution and delivery by Seller of this Agreement do not, and the execution and delivery by Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a material violation or breach of any term or provision of any material Law or Order applicable to Seller or any of its material Assets and Properties; or

                  (b) (i) conflict with or result in a material violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a material default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any material Lien upon Seller or any of its Assets and Properties under any Contract or License to which Seller is a party or by which any of its Assets and Properties is bound.

                  2.04 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the knowledge of Seller, threatened against, relating to or affecting Seller or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements to which Seller is a party.

                  2.05 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or any of its Affiliates for a finder's fee, brokerage commission or similar payment.

                  2.06 TITLE TO SHARES. Seller is the record and beneficial owner and holder of the AGII Shares. Upon the transfer of the AGII Shares to Purchaser, Purchaser will have good and marketable legal and beneficial title to the AGII Shares, free and clear of any Liens.


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                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows:

                  3.01 NO CONFLICTS. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a material violation or breach of any term or provision of any material Law or Order applicable to Purchaser or any of its material Assets and Properties; or

                  (b) (i) conflict with or result in a material violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a material default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any material Lien upon Purchaser or any of its Assets and Properties under any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

                  3.02 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements to which Purchaser is a party.

                  3.03 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller, the Company or any of their respective Affiliates for a finder's fee, brokerage commission or similar payment.

                  3.04 INVESTMENT REPRESENTATIONS. Purchaser understands that the AGII Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Purchaser also understands that the AGII Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser understands that it must bear the economic risk of its acquisition and ownership of the AGII Shares indefinitely, unless the AGII Shares are registered pursuant to the Securities Act, or an exemption from registration is available.


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                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the
AGII Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser has substantial knowledge of and experience concerning the operations, management and financial condition of the Company and has evaluated the merits and risks of its acquisition of the AGII Shares. Purchaser represents that by reason of its business and financial experience and substantial knowledge of and involvement in the management and operations of the Company, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Operative Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has served as an executive officer and director of Seller and the Company and has substantial knowledge and experience regarding the business, management, operations, facilities and financial condition of the Company. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of the acquisition of the AGII Shares.

                  (f) RESTRICTED SECURITIES. Purchaser acknowledges and agrees that the AGII Shares are "restricted securities" (as defined under Rule 144 promulgated under the Securities Act) and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration is available.

                  (g) RESIDENCE. Purchaser resides in the state or province identified in the address of the Purchaser set forth in the preamble of this Agreement.

                  3.05 TITLE TO SHARES. As of the date hereof and on and through the Closing Date: (i) Purchaser is the record and beneficial owner and holder of the Initial Shares and the Escrow Shares, free and clear of any Liens; (ii) there are no Contracts relating to the issuance, sale or transfer of any of the Initial Shares or the Escrow Shares; and (iii) upon the transfer of the Initial Shares and the Escrow Shares to Seller, Seller will have good and marketable legal and beneficial title to the Initial Shares and the Escrow Shares, free and clear of any Liens.


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                                   ARTICLE IV.

                               COVENANTS OF SELLER

                  4.01 COMPANY RECORDS. Seller hereby covenants that it will deliver any and all books, records and corporate documents relating to the Company to Purchaser as soon as reasonably practicable after the Closing.

                  4.02 BEST EFFORTS. Seller shall use its best efforts to consummate the transactions contemplated by this Agreement and the Operative Agreements to which it is a party.

                                   ARTICLE V.

                             COVENANTS OF PURCHASER

                  5.01 "AS IS" ACKNOWLEDGMENT. Purchaser acknowledges and agrees that he has substantial knowledge of and experience concerning the operations, management and financial condition of the Company, and that Seller has made no representation, warranty or assurance as to the current or future performance of the Company. Purchaser is acquiring the Company "as is" and "where is" as of the Closing Date, without any express or implied warranties as to the fitness, merchantability or condition of the Company's Assets and Properties, the existence of any Liabilities of the Company or its Assets and Properties, or as to any other matter. Purchaser further acknowledges that no express or implied warranty, representation, covenant or agreement whatsoever has been made to or for Purchaser with respect to any licenses, permits, certificates or similar governmental approvals required for the operation of the Company after the Closing.

                  5.02 BEST EFFORTS. Purchaser shall use its best efforts to consummate the transactions contemplated by this Agreement and the Operative Agreements to which it is a party.

                  5.03 TITLE TO ESCROW SHARES. From the date hereof until the Escrow Termination Date, Purchaser covenants that it will neither incur any Liens or other obligations with respect to the Escrow Shares nor enter into any Contracts relating to the issuance, sale or transfer of any of the Escrow Shares except as otherwise provided for in this Agreement.

                                   ARTICLE VI.

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser hereunder to purchase the AGII Shares are subject to the satisfaction, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  6.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the


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Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  6.02 PERFORMANCE. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller on or before the Closing.

                  6.03 OFFICERS' CERTIFICATES. Seller shall deliver a certificate stating that all of the representations and warranties of Seller contained herein or in the other Operative Agreements are true and correct on and as of the date of the Closing as if made on such date and that no breach of any covenant contained in ARTICLE IV has occurred or would result from such Closing.

                  6.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  6.05 THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by Seller of its obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained,
(b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

                  6.06 PROCEEDINGS. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  6.07 ADDITIONAL AGREEMENTS. Seller shall have executed and delivered to Purchaser the Escrow Agreement.


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                                  ARTICLE VII.

                       CONDITIONS TO OBLIGATIONS OF SELLER

                  The obligations of Seller hereunder to sell the Shares are subject to the satisfaction, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

                  7.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                  7.02 PERFORMANCE. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  7.03 OFFICERS' CERTIFICATES. Purchaser shall deliver a certificate stating that all of the representations and warranties of Purchaser contained herein or in the other Operative Agreements are true and correct on and as of the date of the Closing as if made on such date and that no breach of any covenant contained in ARTICLE V has occurred or would result from such Closing.

                  7.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  7.05 THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by Purchaser of its obligations hereunder and to the consummation of the transactions contemplated hereby as are required under any Contract (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Seller or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Seller.

                  7.06 PROCEEDINGS. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  7.07 ADDITIONAL AGREEMENTS. Purchaser shall have executed and delivered to Seller the Escrow Agreement, the Separation Agreement and the Director Resignation Letter.


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                                  ARTICLE VIII.



                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,

                            COVENANTS AND AGREEMENTS



                  8.01 SURVIVAL. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

                                   ARTICLE IX.

                                 INDEMNIFICATION

                  9.01 PURCHASER'S INDEMNIFICATION. Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates against and in respect of any and all claims, demands, Losses, costs, expenses, obligations, Liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that they shall incur or suffer, which arise, result from or relate to any breach of, or failure by Purchaser to perform, any of its representations, warranties, covenants or agreements in this Agreement or any instrument furnished or to be furnished by Purchaser under this Agreement.

                  9.02 SELLER'S INDEMNIFICATION. Seller shall indemnify, defend and hold harmless Purchaser against and in respect of any and all claims, demands, Losses, costs, expenses, obligations, Liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that it shall incur or suffer, which arise, result from or relate to any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or any instrument furnished or to be furnished by Seller under this Agreement.

                                   ARTICLE X.

                                   TERMINATION

                  10.01 TERMINATION FOR CAUSE. Any party having the right to terminate this Agreement due to a failure of a condition precedent contained in ARTICLES VI or VII hereto may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party.

                  10.02 TERMINATION WITHOUT CAUSE. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual written consent of Purchaser and Seller.


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                                   ARTICLE XI.

                                   DEFINITIONS

                  11.01 DEFINITIONS.

                  (a) DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "AAA" has the meaning set forth in SECTION 12.07 of this Agreement.

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "AGII COMMON STOCK" has the meaning set forth in the recitals of this Agreement.

                  "AGII SHARES" has the meaning set forth in the recitals of this Agreement.

                  "AGREEMENT" means this Stock Purchase Agreement and the exhibits, the disclosure schedule and the schedules hereto and the certificates delivered in accordance with ARTICLES VI and VII, as the same shall be amended from time to time.

                  "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the state of Seller's principal executive offices are authorized or obligated to close.

                  "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

                  "CLOSING" has the meaning set forth in SECTION 1.03 of this Agreement.

                  "CLOSING DATE" has the meaning set forth in SECTION 1.03 of this Agreement.

                  "COMPANY" has the meaning set forth in the recitals of this Agreement.

                  "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).


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                  "DIRECTOR RESIGNATION LETTER" has the meaning set forth in
SECTION 1.05 of this Agreement.

                  "ESCROW AGENT" and "ESCROW AGREEMENT" have the respective meanings set forth in SECTION 1.03(c) of this Agreement.

                  "ESCROW SHARES" has the meaning set forth in SECTION 1.02(b) of this Agreement.

                  "ESCROW TERMINATION DATE" has the meaning set forth in SECTION
1.04 of this Agreement.

                  "FAIR MARKET VALUE" shall mean the average market price of IRG Common Stock over a specified period of ten (10) Business Days of Normal Trading, where market price means, for IRG Common Stock as of any date:

                  (i) the closing price for such security during Normal Trading on the O.T.C. Bulletin Board;

                  (ii) if the O.T.C. Bulletin Board is not the principal securities exchange or trading market for such security, then the closing price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market;

                  (iii) if the foregoing do not apply, then the closing price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security; or

                  (iv) if no closing price is reported for such security, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                  If the Fair Market Value cannot be calculated for such security on such date on any of the foregoing bases, then the Fair Market Value of such security on such date shall be the fair market value as determined by Seller's Board of Directors in good faith; PROVIDED, HOWEVER, that, if Purchaser does not agree with such determination by Seller's Board of Directors, then Purchaser shall appoint, at Purchaser's sole cost and expense, an independent third party appraiser, reasonably satisfactory to Seller, to determine such Fair Market Value.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.


                                       11
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                  "INITIAL SHARES" has the meaning set forth in SECTION 1.02(A)
of this Agreement.

                  "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company or any Subsidiary (other than trade receivables generated in the ordinary course of business of the Company and the Subsidiaries).

                  "IRG COMMON STOCK" has the meaning set forth in SECTION 1.02(a) of this Agreement.

                   "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "NORMAL TRADING" shall mean trading that occurs between 9:30 AM and 4:00 PM, New York City time, on any Business Day, and shall expressly exclude "after hours" trading.

                  "OPERATIVE AGREEMENTS" means the Escrow Agreement, the Separation Agreement and any support or other agreements to be entered into in connection with the transactions contemplated by this Agreement.

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "PURCHASE PRICE" has the meaning set forth in SECTION 1.02 of this Agreement

                  "PURCHASER" has the meaning set forth in the preamble of this Agreement.

                  "SECURITIES ACT" has the meaning set forth in SECTION 3.04 of this Agreement.

                  "SELLER" has the meaning set forth in the preamble of this Agreement.

                  "SEPARATION AGREEMENT" has the meaning set forth in SECTION
1.05 of this Agreement.

                  "SUBSIDIARY" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary; (vi) the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation;" and (vii) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XII.

                                  MISCELLANEOUS

                  12.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on receipt if delivered personally or by commercial delivery service (including overnight delivery) or sent via facsimile (with confirmation of receipt), or seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Seller, to:
                           International Realty Group, Inc.
                           Av. Constituyentes 647


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


                           Mexico, D. F. 11810
                           ATTN:  Chief Executive Officer
                           FAX:  011-525-277-5090
                           PHONE:  011-525-277-7993

                           with copies to:

                           Baker & McKenzie
                           101 West Broadway, Twelfth Floor
                           San Diego, California  92101-3890
                           ATTN:  Carlos D. Heredia, Esq.
                           FAX: (619) 236-0429
                           PHONE: (619) 235-7774

                  (b)      if to Purchaser, to:
                           Richard M. Bradbury
                           339 Poinciana Island Drive
                           Sunny Isles, Florida 33160
                           PHONE:  (305) 947-7502


                  12.02 REPRESENTATION BY COUNSEL. Each of Seller and Purchaser acknowledges that it has had the opportunity to consult with independent counsel of its own choice concerning this Agreement, and that it has taken advantage of that opportunity to the extent desired. Each of Seller and Purchaser further acknowledges that it has read and understands this Agreement, is fully aware of its legal effect, and has entered into it voluntarily based on its own judgment.

                  12.03 INTERPRETATION. Each of the parties and its counsel has reviewed this Agreement and provided revisions thereto; the rule of construction to the effect that ambiguities are construed against the drafter shall not be used in the interpretation of this Agreement.

                  12.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  12.05 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  12.06 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  12.07 DISPUTE RESOLUTION. This Agreement will be governed and construed by and under the laws of the State of Delaware without regard to the application of the principles of conflict of laws, and, subject to the arbitration provisions set forth below. Seller and Purchaser will submit all disputes arising out of or related to these terms and conditions or to the performance, breach or termination of this Agreement, or between the parties, to binding arbitration pursuant to the Expedited Procedures of the Commercial Arbitration Rules ("RULES") of the American Arbitration Association ("AAA"). The arbitration will take place in San Diego, California at the offices of the AAA. The dispute will be resolved by a single arbitrator appointed by the AAA in accordance with the list procedure described in Paragraph 13 of the Rules. The parties expressly agree that prior to the selection of the arbitrator, nothing in this Agreement will prevent the parties from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive or other equitable measures. After the arbitrator is selected, he will have sole jurisdiction to hear such applications, except that the parties agree that any measure ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. The prevailing party shall be entitled to reasonable attorneys' fees and costs. All fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator. To the extent that the state or federal law under which a party's claim arises provides for the award of attorneys' fees to the prevailing party, the arbitrator is empowered to award such fees. The parties submit to the exclusive jurisdiction of any court sitting in the County of San Diego, State of California, for the resolution of any dispute or enforcement of any right arising our of or relating to this section, and waive any objection to the venue or personal jurisdiction of said courts.

                  12.08 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Purchaser (whether by operation of law or otherwise) without the prior written consent of Seller. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  12.09 THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                      SELLER:



                                      INTERNATIONAL REALTY GROUP, INC.









                                      By:    /s/ Jaime Serra Pliego
                                         ---------------------------------------
                                               Name:  Jaime Serra Pliego

                                               Title: Chief Executive Officer







                                      PURCHASER:









                                      By:  /s/ Richard M. Bradbury
                                         ---------------------------------------
                                               Richard M. Bradbury







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